Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that this statement on Schedule 13D with respect to the common stock of Armata Pharmaceuticals, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Delta Dental of Wisconsin

Date: May 20, 2019

By:	/s/ Dennis L. Peterson
Name: Dennis L. Peterson
Title: President & CEO

Wyssta Investments Inc.

Date: May 20, 2019

By:	/s/ Dennis L. Peterson
Name: Dennis L. Peterson
Title: President & CEO